EXHIBIT 23.1
2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 855.334.0934 Toll free

Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1 is a part, of the report dated January 8, 2013 relative to the financial statements of Halex Energy Corporation as of December 31, 2011 and for the period January 20, 2011 (date of inception) through December 31, 2011.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

/s/ Peter Messineo, CPA

DKM Certified Public Accountants

Clearwater, Florida

January 8, 2013

2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 855.334.0934 Toll free

Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1 is a part, of the report dated January 8, 2013 relative to the financial statements of Halex Energy Corporation as of September 30, 2012 and for the period January 20, 2011 (date of inception) through September 30, 2012.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

/s/ Peter Messineo, CPA

DKM Certified Public Accountants

Clearwater, FL

January 8, 2013